SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 11, 2004
                                                          (March 11, 2004)

                                 Arch Coal, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                       1-13105                    43-0921172
----------------------------     ---------------------------         ----------
(State or other jurisdiction      (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


            One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
               (Address of principal executive offices) (Zip code)


          Registrant's telephone number, including area code: (314) 994-2700











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Item 5. Other  Events.

     On March 11, 2004, Arch Coal, Inc. (the "Company"), announced via press release that it has agreed to sell 2.6 million of its 2.9 million common units in Natural Resource Partners for $100 million. The units will be acquired by NRP in a private placement.


Item 7.  Exhibits.

     (c) The following Exhibit is filed with this Current Report on Form 8-K:


           Exhibit No.             Description
             99                    Press Release dated as of March 11, 2004


























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 11, 2004                      ARCH COAL, INC.



                                        By:   /s/ Robert G. Jones
                                          -------------------------------------
                                           Robert G. Jones
                                           Vice President - Law, General Counsel
                                               and Secretary



























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                                  EXHIBIT INDEX


Exhibit No.                 Description
-----------                ------------
99                         Press Release dated as of March 11, 2004


































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                                                                      Exhibit 99
News from
Arch Coal, Inc.
--------------------------------------------------------------------------------
                                                        FOR FURTHER INFORMATION:
                                                   Deck S. Slone, Vice President
                                                   Investor and Public Relations
                                                                  (314) 994-2717

                                                           FOR IMMEDIATE RELEASE
                                                         Thursday, March 11,2004

       Arch Coal Sells Units of Natural Resource Partners for $100 Million

     ST. LOUIS - Arch Coal, Inc. today announced that it has agreed to sell 2.6 million of its 2.9 million common units in Natural Resource Partners (NYSE:NRP) for $100 million. The units will be acquired by NRP in a private placement.

     "This transaction nearly completes a multi-phased effort to unlock the value of certain non-strategic assets that had been undervalued on Arch's balance sheet," said Steven F. Leer, Arch's president and CEO. "Through this effort that began 18 months ago, we believe we have created tremendous value for our shareholders, while greatly enhancing Arch's financial flexibility in a very dynamic market environment."

     With the completion of the transaction, Arch now has cash on hand of more than $325 million.

     At the time of Natural Resource Partners' formation in October 2002, Arch contributed assets to NRP that were valued at $85 million on its balance sheet in exchange for an equity ownership position in the company. Through the offering of units at the time of the initial public offering, the sale of subordinated units in December 2003 and the sale of common units described above, Arch has realized total proceeds of nearly $250 million.

     In the first quarter, Arch expects to recognize a pre-tax gain of nearly $82 million on the sale of its 2.6 million common units.

     Natural Resource Partners L.P. is headquartered in Houston, Texas, with its operations headquarters in Huntington, W.Va. NRP is a master limited partnership that is principally engaged in the business of owning and managing coal properties in the three major coal producing regions of the United States:
Appalachia, the Illinois Basin and the Powder River Basin.

     Arch Coal (NYSE:ACI) is the nation's second largest coal producer, with subsidiary operations in West Virginia, Kentucky, Virginia, Wyoming, Colorado and Utah. Through these operations, Arch Coal provides the fuel for approximately 6% of the electricity generated in the United States.

                                      # # #

Forward-Looking Statements: Statements in this press release which are not statements of historical fact are forward-looking statements within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to, and expectations and assumptions deemed reasonable by, the company. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: the company's expectation of continued growth in the demand for electricity; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of continued improved market conditions for the price of coal; expectation that the company will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance the company's working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described from time to time in the company's reports filed with the Securities and Exchange Commission.